Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

The unaudited pro forma condensed combined statement of operations gives effect to LinnCo, LLC’s (“LinnCo”) contribution of Berry Petroleum Company (“Berry”) to Linn Energy, LLC (“LINN Energy”) as if the transactions had been completed as of January 1, 2013.
The pro forma financial information does not give effect to the costs of any integration activities or benefits that may result from the realization of future cost savings from operating efficiencies, or any other synergies that may result from the transactions and changes in commodity and share prices.
The unaudited pro forma condensed combined statement of operations has been prepared for informational purposes only and does not purport to represent what the actual results of operations of LINN Energy would have been had the transactions been completed as of the date assumed, nor is this information necessarily indicative of future consolidated results of operations. The unaudited pro forma condensed combined statement of operations should be read in conjunction with LINN Energy’s historical financial statements and the notes thereto included in its Annual Report on Form 10-K for the year ended December 31, 2013, previously filed with the SEC.

LINN ENERGY, LLC
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
Year Ended December 31, 2013

	LINN Energy Historical	Berry Historical	Pro Forma Adjustments		LINN Energy Pro Forma
	(in thousands, except per unit amounts)

Revenues and other:
Oil, natural gas and natural gas liquids sales	$2,073,240	$1,103,245	$—		$3,176,485
Gains (losses) on oil and natural gas derivatives	177,857	(34,711)	—		143,146
Marketing revenues	54,171	7,827	—		61,998
Other revenues	26,387	34,941	—		61,328
	2,331,655	1,111,302	—		3,442,957
Expenses:
Lease operating expenses	372,523	325,209	—		697,732
Transportation expenses	128,440	32,930	—		161,370
Marketing expenses	37,892	7,593	—		45,485
General and administrative expenses	236,271	122,991	(93,260)	(a)	266,002
Exploration costs	5,251	24,048	—		29,299
Depreciation, depletion and amortization	829,311	279,757	13,237	(b)	1,122,305
Impairment of long-lived assets	828,317	—	—		828,317
Taxes, other than income taxes	138,631	41,509	—		180,140
Losses on sale of assets and other, net	13,637	22,462	—		36,099
	2,590,273	856,499	(80,023)		3,366,749
Other income and (expenses):
Interest expense, net of amounts capitalized	(421,137)	(96,127)	6,622	(c)	(510,642)
Loss on extinguishment of debt	(5,304)	—	—		(5,304)
Other, net	(8,477)	51	—		(8,426)
	(434,918)	(96,076)	6,622		(524,372)
Income (loss) before income taxes	(693,536)	158,727	86,645		(448,164)
Income tax expense (benefit)	(2,199)	65,280	(65,280)	(d)	(2,199)
Net income (loss)	$(691,337)	$93,447	$151,925		$(445,965)

Net income (loss) per unit:
Basic	$(2.94)				$(1.36)
Diluted	$(2.94)				$(1.36)
Weighted average units outstanding:
Basic	237,544		93,757	(e)	331,301
Diluted	237,544		93,757	(e)	331,301
The accompanying notes are an integral part of this pro forma condensed combined statement of operations.

LINN ENERGY, LLC
NOTES TO THE UNAUDITED PRO FORMA CONDENSED
COMBINED STATEMENT OF OPERATIONS

Note 1 – Basis of Presentation
The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2013, is derived from:

•	the historical consolidated financial statements of LINN Energy; and

•	the historical financial statements of Berry.
Certain of Berry’s historical amounts have been reclassified to conform to LINN Energy’s presentation.
The unaudited pro forma condensed combined statement of operations gives effect to the acquisition of Berry as if the transaction had been completed as of January 1, 2013. The transactions and the related adjustments are described in the accompanying notes. In the opinion of LINN Energy management, all adjustments have been made that are necessary to present fairly, in accordance with Regulation S-X, the pro forma condensed combined statement of operations.
The unaudited pro forma condensed combined statement of operations is presented for illustrative purposes only, and does not purport to be indicative of the results of operations that would actually have occurred if the transactions described had occurred as presented in such statement or that may be obtained in the future. In addition, future results may vary significantly from those reflected in such statement due to factors described in “Risk Factors” included in LINN Energy’s Annual Report on Form 10-K for the year ended December 31, 2013, and elsewhere in LINN Energy’s reports and filings with the SEC.
The unaudited pro forma condensed combined statement of operations should be read in conjunction with LINN Energy’s historical financial statements and the notes thereto included in its Annual Report on Form 10‑K for the year ended December 31, 2013.
Note 2 – Contribution of Berry to LINN Energy
The pro forma condensed combined statement of operations reflects the contribution of Berry to LINN Energy from LinnCo, an affiliate of LINN Energy. Under the merger agreement and contribution agreement, as amended, LinnCo acquired Berry and contributed Berry to LINN Energy through multiple steps:

•
first, Bacchus Merger Sub merged with and into Berry (the “HoldCo Merger”), and the Berry stockholders received one share of HoldCo common stock for each share of Berry common stock they own, after which Berry became a wholly owned subsidiary of HoldCo;

•	second, Berry was converted from a Delaware corporation to a Delaware limited liability company (the “Conversion”);

•	third, HoldCo was merged with LinnCo Merger Sub, with LinnCo Merger Sub surviving as a wholly owned subsidiary of LinnCo (the “LinnCo Merger” and together with the HoldCo Merger, the “merger”); and

•
fourth, all of the outstanding membership interests in LinnCo Merger Sub were contributed by LinnCo to LINN Energy (the “Contribution”) in exchange for newly issued LINN Energy units (the “Issuance”), after which Berry became an indirect wholly owned subsidiary of LINN Energy.

LINN Energy refers to the HoldCo Merger, the Conversion, the LinnCo Merger, the Contribution and the Issuance together as the “transactions.”
Note 3 – Acquisition Date
On December 16, 2013, LINN Energy completed the previously-announced transactions contemplated by the merger agreement between LINN Energy, LinnCo, an affiliate of LINN Energy, and Berry under which LinnCo acquired all of the outstanding common shares of Berry and the contribution agreement between LinnCo and LINN Energy, under which LinnCo contributed Berry to LINN Energy in exchange for LINN Energy units. Under the merger agreement, as amended, Berry’s shareholders received 1.68 LinnCo common shares for each Berry common share they owned, totaling 93,756,674 LinnCo common shares.

LINN ENERGY, LLC
NOTES TO THE UNAUDITED PRO FORMA CONDENSED
COMBINED STATEMENT OF OPERATIONS – Continued

Under the contribution agreement, LinnCo contributed Berry to LINN Energy in exchange for 93,756,674 newly issued LINN Energy units, after which Berry became an indirect wholly owned subsidiary of LINN Energy.
The results of operations of Berry have been included in the historical financial statements of LINN Energy since its acquisition date.
Note 4 – Purchase Price of Berry and Preliminary Acquisition Accounting
The purchase price is as follows (in thousands, except units and closing unit price):

LINN Energy units issued to LinnCo for LinnCo common shares issued	93,756,674
Closing price of LINN Energy units on December 16, 2013	$29.47
LINN Energy unit consideration	$2,763,009
Employee unit-based awards	$18,879
Total purchase price	$2,781,888
Purchase Price Allocation as of Acquisition Date:

Assets:
Cash	$451,113
Current	249,564
Noncurrent	97,202
Oil and natural gas properties	4,791,394
Total assets acquired	5,589,273
Liabilities:
Current	310,105
Noncurrent	100,809
Asset retirement obligations, current and noncurrent	94,612
Long-term debt, including current portion	2,301,859
Total liabilities assumed	2,807,385
Net assets acquired	$2,781,888
Current assets include receivables of approximately $194 million and derivative instruments of approximately $14 million. Noncurrent assets include derivative instruments of approximately $6 million and other property and equipment of approximately $83 million. Current liabilities include payables of approximately $272 million and out-of-market natural gas transportation contracts of approximately $19 million. Noncurrent liabilities include out-of-market natural gas transportation contracts of approximately $88 million.
The above allocation of the purchase price to the fair values of assets acquired and liabilities assumed includes adjustments to reflect the fair values of Berry’s assets and liabilities at the date of the acquisition. The initial allocation is not complete because the evaluation necessary to assess the fair values of certain net assets acquired is still in process. The provisional amounts are subject to revision until the evaluations are completed to the extent that additional information is obtained about the facts and circumstances that existed as of the acquisition date.

LINN ENERGY, LLC
NOTES TO THE UNAUDITED PRO FORMA CONDENSED
COMBINED STATEMENT OF OPERATIONS – Continued

Note 5 – Pro Forma Adjustments

(a)
Reflects transaction costs of approximately $93 million included in the historical statements of operations consisting of investment banking fees, legal fees and other acquisition-related transaction costs. The transaction costs are excluded from the pro forma statement of operations as they reflect nonrecurring charges not expected to have a continuing impact on the combined results.

(b)
Reflects incremental depreciation, depletion and amortization expense of approximately $13 million for the period from January 1, 2013 through December 16, 2013, using the units-of-production method, related to Berry’s proved oil and natural gas properties acquired and using an estimated useful life of 20 years for other property and equipment.

(c)
Reflects a reduction of interest expense of approximately $7 million for the period from January 1, 2013 through December 16, 2013, related to the amortization of the adjustment to fair value of Berry’s debt using the effective interest rate method.

(d)
LINN Energy is treated as a partnership for federal and state income tax purposes. Accordingly, no recognition has been given to federal and state income taxes in the accompanying unaudited pro forma condensed combined statement of operations.

(e)	Reflects approximately 93.8 million LINN Energy units assumed to be issued in conjunction with the transaction on January 1, 2013.